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                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                       INFORMATION HOLDINGS INC. ANNOUNCES
                          TWO EUROPE-BASED ACQUISITIONS

Acquisitions Significantly Expand IHI's Worldwide Intellectual Property Business


     NEW YORK, March 29, 2001 - Information Holdings Inc. (NYSE: IHI) today announced that it has acquired the IDRAC business of IMS Health (NYSE: RX). In a separate transaction, the Company has agreed to acquire a 49% interest in GSI Office Management GMBH ("GSI"), with an option to acquire the remaining 51% interest after 3 years.

     IDRAC, based in France, is a leading provider of regulatory and intellectual property information to pharmaceutical companies worldwide, a key market for IHI's intellectual property business. IDRAC provides legal, regulatory, scientific and technical texts, plus explanatory documents from 24 countries and 2 broader regions related to pharmaceutical product registrations.

     GSI, based in Germany, is a leading provider of intellectual property management software. GSI's products are complementary to the patent annuity payment services of the Company's Master Data Center unit and will allow the Company to expand into key European markets.

     Commenting on the announcement, Mason Slaine, President and CEO of IHI said, "These acquisitions will significantly strengthen the position of our intellectual property business worldwide. It provides us with a significant base of operations on continental Europe, an important growth area for IHI. In IDRAC we are acquiring a high-growth, subscription-based business that provides "need-to-know" information in an important market. With our investment in GSI we believe we will be able to provide the most advanced software products in the IP industry."

     The IDRAC transaction has been completed, while the GSI transaction is expected to be completed by the end of April 2001. In fiscal 2000 IDRAC had revenues of approximately $7.1 million and EBITDA (earnings before interest, taxes, depreciation, and amortization) of approximately $2.9 million. Its prospective results, which will be subject to certain purchase accounting adjustments, will be consolidated with IHI from the date of acquisition. In fiscal 2000 GSI had revenues of approximately $2.0 million and EBITDA near break-even. The Company's share of GSI income or losses will initially


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be included in operating results from the date of acquisition using the equity method of accounting. Both businesses will become part of IHI's Intellectual Property Group.


About Information Holdings Inc.
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Information Holdings Inc. is a leading provider of information products and services to scientific, technical, medical, intellectual property and IT learning markets. Its Intellectual Property Group, which includes MicroPatent(R), Master Data Center(TM) and CorporateIntelligence.com, provides a broad array of databases, information products and complementary services for intellectual property professionals. The Company is recognized as a leading provider of intellectual property information over the Internet. In addition, the Company's CRC Press(R) business publishes professional and academic books, journals, newsletters and electronic databases covering areas such as life sciences, environmental sciences, engineering, mathematics, physical sciences and business. The Company's Transcender(R) unit is a leading online provider of IT certification test-preparation products. Its products include exam simulations for certifications from major hardware and software providers. Information Holdings Inc. is listed on the New York Stock Exchange and trades under the symbol: IHI.

This press release includes statements which may constitute forward-looking statements made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.

For further information, contact:

Vincent A. Chippari
Information Holdings Inc.
203-961-9208
vchippari@informationholdings.com


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